LETTER FROM THE CEO
OF
TWL CORPORATION AND TWL KNOWLEDGE GROUP, INC.

December 19, 2006

Dear Stakeholders - Ladies and Gentlemen, Shareholders, Customers, Vendors, Partners and Employees.

I am writing to you as the president and chief executive officer of TWL Corporation and TWL Knowledge Group, Inc. with an update on our company’s progress since my last letter to you this past June.
When I was put in my current position by the Board of Directors (and endorsed by our major investors and lenders) it was with the specific mission to build a profitable company that leverages all the assets purchased by Trinity Learning Corporation from Primedia in April 2005. These assets included Primedia Workplace Learning’s brands, employees, content libraries, trademarks, intellectual property and physical assets.
In addition, my mission also included increasing utilization by 3rd parties of our 205,000 square foot production and delivery facility in Carrollton, Texas (a suburb of Dallas).
During the past seven months, we have completely re-organized our management team, replacing five senior managers. All but one of our replacements has been promoted from within. This revitalized senior team is highly experienced, talented and motivated. Most importantly, for the first time in years, the entire company is on the same page in terms of our objectives and resolve.
I’m sure you realize that our Company has been having difficulty for the past year or so. In the last few months our new management team has made meaningful progress in repairing the problems. This team has re-engineered the Company from the ground up.
Our efforts have included actions to increase revenues as well as reduce overhead, and include:
•	Closed an August 31st financing transaction providing working capital
•	Successfully negotiated to subordinate the previous lender
•	Reduced staff while still accommodating the needs of our customers
•	Substantially reduced monthly recurring expenses
•	Worked out acceptable payment plans to over 830 vendors and resumed normalized operations
•	Reorganized most departments, including sales
•	Implemented stricter senior management oversight for tracking and accountability of the sales pipeline
•	Subleased substantial portions of our facility
•	Renegotiated our satellite lease by January 2007 to reduce cost
•	Limited hiring and other capital expenses
•	Modified the Sales compensation plan to reward sales efforts leading to customer retention and cross-selling, as well as new business
•	Hired a senior marketing executive to upgrade the Company’s marketing and branding initiatives
•	Substantially improved employee morale
•	Initiated new strategic 3rd party relationships across all areas of the Company
A key component of our turnaround strategy has been to revitalize sales - both rebuilding monthly subscriptions within all of our core network businesses (which include LETN, FETN, PSTN and HSTN*) as well as generating meaningful single event sales to enhance our recovery process.
To achieve both of these objectives our focus has centered around concentrating on the basics, i.e.:
•	Delivery - get the product to the customers on a timely basis
•	Product content - refocus on content to insure that customer expectations for quality are met
•	Delivery platform - deliver the product via whatever platform the customer prefers (Internet, satellite, DVD or VHS)
•	Marketing - build our brands through intelligent marketing
•	Pricing - price our products attractively and competitively.
•	Strategic partners - work with others to aggregate additional content and develop new distribution opportunities
These efforts have already yielded a number of significant sales, including:
•	U.S. Border and Customs - a renewal subscription worth in excess of $1.2 million
•	Valero Energy - a new contract in excess of $900,000
•	GE Plastics - a new contract in excess of $650,000
•	We are close to finalizing several strategic alliances, which will be announced publicly as they are put in place
As we look to the future, TWL Knowledge Group Inc. possesses several unique differentiators versus competition in our markets, which include:
•	Twenty years of workplace training experience, leadership and technology development in the Government, Healthcare and Industrial sectors where we compete
•	Thousand of long-term customers under contract
•	Proven success at developing, closing and delivering large-scale training programs
•	World-class state-of-the-art facilities and an experienced staff of over 200 people, the majority of whom have been with the Company for 7-20 years
•
The only major workplace training provider with a complete selection of education delivery platforms, including: satellite, Internet (online and hybrid) and all relevant media - DVD, CD-ROM, VHS and PAL

As I look back on our accomplishments in calendar 2006, I am very proud of the efforts that our entire Company has achieved. We definitely anticipate continuing challenges as we enter calendar 2007. Our company is still burdened with problems from its past. More specifically, cash flow from operations continues to be a major concern for at least the first four months of calendar 2007. There are a number of positive opportunities in the mid 2007 time horizon. Consequently we approach the future with a great deal of optimism but realize that we are still on the path to profitability. On behalf of all the employees of TWL Knowledge Group, I trust you will soon see the value we are building in the Company.

Yours truly,

Dennis Cagan
President and Chief Executive Officer

About TWL Corporation (TWLP.OB) and its primary operating subsidiary TWL Knowledge Group, Inc.

TWL Knowledge Group, Inc. is a wholly owned subsidiary of TWL Corporation and is a leading provider of integrated learning solutions for compliance, safety, emergency preparedness, continuing education and skill development in the workplace. Since 1986, TWL Knowledge Group, Inc. has met the training and education needs of more than eight million professionals in the industrial, healthcare, fire and emergency, government, law enforcement and private security markets. The Company produces and delivers education and workplace skills training content to organizations through a variety of learning media, such as global satellite television, the Internet, e-learning and traditional media, such as DVD, CD-ROM and videotape.

The Company believes that there are product and service synergies between and among its various business units that position TWL Corporation to create a global learning company that can provide integrated learning services to corporations, organizations, educational institutions and individual learners, using a variety of delivery technologies, platforms and methods to meet the growing need for global learning solutions. The Company believes that it will be one of the first companies to be able to serve major multinational employers at multiple levels of their organizations, assisting these customers to meet the challenges of a major turnover in the world's workforce over the coming decade. Factors such as demographics, technology, and globalization will require enterprises, organizations and governments around the world to invest in human capital to remain competitive.

* Operations of TWL Knowledge Group, Inc., formerly Trinity Workplace Learning Corporation, are based in the Company's Global Learning Center, a 205,000 square foot digital multimedia production center in Carrollton, Texas, which is part of the Dallas-Fort Worth Metroplex. At the Global Learning Center, the Company creates, distributes and archives rich media for workplace learning and provides certification for approximately 2,000 corporate, institutional and government customers in healthcare, industrial services and public safety, including homeland security, first responders, and federal agencies. Our proprietary brands include the Law Enforcement Training Network (LETN), American Heat, PULSE, HomelandOne, the Fire and Emergency Training Network (FETN), and others. Trinity Healthforce Learning, the company’s healthcare division, includes the Health and Science Television Network (HSTN) and participates in 17 distinct accreditation programs for medical-related continuing professional education and certification. The strategic focus of TWL Knowledge Group is to grow assets and operations in North America.

FORWARD LOOKING STATEMENTS   DISCLAIMER - RISKS

Statements in this news release about anticipated or expected future revenue or growth or expressions of future goals or objectives, including statements regarding whether current plans to grow and strengthen the Company's existing business, are forward- looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements in this release are based upon information available to the Company on the date of this release. Any forward-looking statements involve risks and uncertainties, including the risk that the Company will be unable to grow or strengthen its business due to a lack of capital or an inability to identify acquisition candidates and that the Company may not realize anticipated cost savings or revenue growth opportunities associated with any acquisitions, planned or otherwise. Additionally, forward-looking statements concerning the performance of the Company's business are based on current market conditions and risks, which may change as the result of certain regulatory, competitive or economic events, as well as those risks and uncertainties described in the Company's filings with the Securities and Exchange Commission, which could cause actual events or results to differ materially from the events or results described in the forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements. For a more detailed discussion of risk factors that affect our operating results, please refer to our SEC reports including our most recent reports on Form 10-KSB, Form 10-QSB, and Form 8-K.